PAGE 1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 24, 1997, relating to the statement of assets and liabilities of the T. Rowe Price Diversified Small-Cap Growth Fund, Inc., which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          June 24, 1997












































          PAGE 2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated January 20, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Reports to the Shareholders of the T. Rowe Price Blue Chip Growth Fund, Inc., T. Rowe Price Dividend Growth Fund, Inc., T. Rowe Price Equity Income Fund, T. Rowe Price Growth & Income Fund, Inc., T Rowe Price Mid-Cap Growth Fund, Inc., T. Rowe Price Mid-Cap Value Fund, Inc., Mid-Cap Equity Growth Fund, T. Rowe Price New America Growth Fund and T. Rowe Price New Era Fund, Inc. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.



          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          June 24, 1997